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                                                                    EXHIBIT 99.2


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such forward-looking statements. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this Form 8-K in order to do so.

      Forward looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or any of its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Accordingly, the Company hereby identifies the following important factors as some of the factors which could cause the Company's financial results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Company in forward-looking statements:

         (a) Heightened competition, including specifically the intensification of price competition and the introduction of new products;

         (b) Higher selling, general and administrative expenses, including advertising and promotion;

         (c)      Significant indebtedness of the Company;

         (d)      Inability of the Company to reduce its current cost structure;

         (e) Continue introduction of products which represent an improvement over existing products;

         (f) Failure to obtain new customers or retain existing customers or the effects of inventory reductions by key accounts;

         (g) Inability to carry out domestic and foreign marketing and sales plans;

         (h)      Changes in operating strategy or development plans;

         (i)      Product recalls and liability claims;

         (j)      Changes in the Company's capital expenditures plan;

         (k)      General domestic and foreign economic downturns;

         (l) Changes in or failure to comply with government regulations; and

         (m)      Adverse publicity and news coverage.



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      The foregoing review of factors pursuant to the Private Litigation
Securities Reform Act of 1995 should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to this filing. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.




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